Hamilton Lane Announces Leadership Evolution: Hartley Rogers Named Co-Chief Executive Officer Alongside Juan Delgado-Moreira

Erik Hirsch named Executive Co-Chairman, focused on strategic initiatives to advance firm’s growth

Conshohocken, PA, October 15, 2026 – Hamilton Lane (Nasdaq: HLNE), a leading global private markets investment management firm, today announced that Hartley Rogers has been named Co-Chief Executive Officer alongside Juan Delgado-Moreira. Erik Hirsch, who has served as Co-Chief Executive Officer, has been named Executive Co-Chairman. In this role, Hirsch will help lead strategic initiatives to drive the firm’s long-term growth. This position is a continued evolution of the roles that Hirsch has played over his more than 25 years with the firm.

Rogers has served on the Hamilton Lane Board of Directors since 2004. During his time with the firm, he has played a significant role in investing and client relationship activities, as well as in strategic and organizational development, leveraging his extensive experience in and knowledge of private markets. Rogers will work alongside Delgado-Moreira, who has served as Co-Chief Executive Officer since January 1, 2024. Rogers will remain Chairman of the Board.

“Hamilton Lane has been on a strong growth trajectory for years, and I look forward to working alongside Juan to continue the client-first approach that we are known for,” said Rogers. “Today’s environment calls for dedicated leadership to drive strategic growth amid a fast-changing technology landscape, and there is no better leader than Erik to help us navigate these changes and seize the opportunities ahead.”

“Our clients and their portfolios remain at the center of everything we do,” Delgado-Moreira said. “Hartley brings a deep understanding of our firm, our people and the relationships we have built with clients around the world. From Hong Kong and the U.S., we will work side-by-side and across time zones to build on that foundation, continuing to develop investment solutions around our clients’ needs and support their long-term success.”

Hirsch has worked across many roles during his tenure at Hamilton Lane, from Chief Investment Officer to Vice Chairman, and most recently as Co-Chief Executive Officer. This new role capitalizes on this broad experience and focuses on leveraging his strategic skills to position the firm for continued growth. Hirsch will also continue to speak publicly on behalf of the firm, with media and on earnings calls, and remains a member of the Board of Directors.

“The industry is rapidly evolving, driven by both technological changes and an expanding client base. In order to remain a market leader, this requires real focus on navigating these changes: Strategically investing our capital, creating partnerships to unlock new opportunities and tactically acquiring,” said Hirsch. “The firm has asked me to wear many hats over my 25-plus year tenure to meet the changing needs of the business, and I am excited to take on this new challenge.”

About Hamilton Lane
Hamilton Lane (Nasdaq: HLNE) is one of the largest private markets investment firms globally, providing innovative solutions to institutional and private wealth investors around the world. Dedicated exclusively to private markets investing for more than 30 years, the firm currently employs approximately 800 professionals operating in offices throughout North America, Europe, Asia Pacific and the Middle East. Hamilton Lane has $1.1 trillion in assets under management and supervision, composed of more than $146 billion in discretionary assets and $914 billion in non-discretionary assets, as of June 30, 2026. Hamilton Lane specializes in building flexible investment programs that provide clients access to the full spectrum of private markets strategies, sectors and geographies. For more information, please visit our website or follow Hamilton Lane on LinkedIn.

Forward-looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions and statements that are not historical facts, You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties, and assumptions, including those detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 and in our subsequent reports filed from time to time with the SEC, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Media Contact
Lucy MacNichol
lmacnichol@hamiltonlane.com